EXHIBIT 99.1

QRS Reports First Quarter 2004 Results

Company Launches New Solutions for Product Information Management and Data Synchronization

RICHMOND, Calif.—May 5, 2004—QRS Corporation (Nasdaq: QRSI) announced today the results of its first quarter ended March 31, 2004.

The Company reported first quarter revenues of $30.5 million, compared to $30.7 million for the fourth quarter 2003 and $30.8 million for the first quarter 2003. The Company also reported first quarter net income of $1.3 million, or 8 cents per share, diluted. This result compares to a net loss of $5.9 million, or 37 cents per share, for the fourth quarter 2003, and to net income of $0.8 million, or 5 cents per share, diluted, for the first quarter 2003. First quarter net income included a benefit of $0.6 million due to a favorable legal settlement related to a deferred acquisition payment.

“We’re pleased with our first quarter results and our continuing profitability,” said Liz Fetter, President and CEO of QRS. “As we transition to new, long-term growth drivers for the Company, we are committed to bringing new collaborative commerce solutions to market. So far this year, we have brought two new solutions to market—QRS IMPACT™ and QRS QuickSync™.”

The Company reported a first quarter gross margin of 49%, which compares to 50% in the fourth quarter 2003 and 49% in the first quarter 2003. First quarter total operating expenses were $13.8 million, compared to $21.3 million for the fourth quarter 2003 and $14.4 million for the first quarter 2003.

Cash and marketable securities at the end of the first quarter were $34.0 million, compared to $38.1 million at the end of the fourth quarter 2003. As previously announced, $3.6 million of cash was placed in escrow during the first quarter to fund various future lease payments and was excluded from the Company’s cash balances.

Recent QRS accomplishments include:

•	Deepening Relationships in General Merchandise and Apparel (GMA). In the first quarter, QRS signed contracts for its collaborative commerce solutions with many leading general merchandise and apparel (GMA) companies including Giorgio Armani, Perry Ellis and Marshall Field’s, a new trading community hub for QRS.

•	Expanding to New Retail Segments. QRS continued to win business with companies in retail segments adjacent to North American GMA. The Company’s target retail segments outside of GMA include the consumer packaged goods, hardlines, do-it-yourself, sporting goods, consumer electronics and health and beauty segments. In the first quarter, QRS signed contracts with leading companies in these segments, including: Baldwin Hardware, Godiva Chocolate and Met-Rx.

•	Enhancing the Product Portfolio. In the first quarter, QRS introduced QRS IMPACT for product information management (PIM). QRS recently released QRS QuickSync, an easy-to-implement solution focused on data synchronization. As announced yesterday, Gold Toe Brands, Inc., a leading, privately held hosiery manufacturer, signed a license to implement QRS QuickSync. QRS also achieved full UCCnet™ certification for QRS Catalogue™ Release 4.0 during the first quarter. Development for the Company’s new transaction management solutions continues as scheduled.

The Company currently expects to maintain profitability in the second quarter and for the full year 2004, while second quarter revenue will be down sequentially, due primarily to seasonality and long-term trends in Trading Community Management.

Conference Call Information

In conjunction with the earnings release, the Company will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) on May 5, 2004. The conference call can be accessed via telephone at 877.580.9103 (toll-free) and 610.794.9303 (international) with passcode QRS and leader name Liz Fetter. The call will be webcast and can be accessed at www.qrs.com. Telephone replay will be available beginning May 5, 2004, after 4:00 p.m. PT (7:00 p.m. ET) at 888.566.0139 (toll-free) and 402.998.0863 (international). The replay of the webcast will also be available at www.qrs.com.

About QRS

QRS (Nasdaq: QRSI) is a technology company that serves the global retail trading community. We offer collaborative commerce solutions that drive a new standard for global brand execution. At QRS, we manage the flow of critical commerce information and leverage our retail technology expertise to address fundamental industry challenges such as global data synchronization, mandate compliance, transaction management and global trade management. QRS solutions help over 10,000* customers expand into new markets and channels, improve operational efficiency and differentiate their brand. Learn more about QRS at www.qrs.com.

*	Based on total, unique QRS corporate customers that purchased or licensed QRS products and services between January and December 2003.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements regarding future events and the future financial performance of QRS Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by QRS Corporation with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, each as it may be amended from time to time, which identify important factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with general economic conditions; specific conditions in the retail industry; competition; changes in senior management; rapid technological change in our industry; dependence upon key customers and their trading partners; ability to introduce and market acceptance of new products and services; the ability to successfully integrate and manage acquired businesses and technologies; customers’ willingness to purchase products or services offered through or in conjunction with third parties; and dependence upon IBM for e-commerce services, among others. QRS disclaims any obligation to update the forward-looking information contained in this news release.

© 2004 QRS Corporation. All Rights Reserved. QRS is a registered trademark and QRS IMPACT, QRS QuickSync and QRS Catalogue are trademarks of QRS Corporation. All other trademarks belong to their respective owners.

CONTACT:

Carolyn Bass	Katherine Post
Investor Relations	Media Relations
Market Street Partners	QRS Corporation
510.965.4470	510.965.4521
carolyn@marketstreetpartners.com	kpost@qrs.com

QRS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004 and 2003

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue:
Software applications	$8,202	$8,141
Trading community management	16,132	16,666
Global services	6,172	5,996

Total revenue	30,506	30,803

Cost of revenue:
Software applications	2,089	2,287
Trading community management	7,970	8,057
Global services	5,395	5,311

Total cost of revenue	15,454	15,655

Gross profit	15,052	15,148

Operating expenses:
Sales and marketing	6,272	5,787
Service and product development	3,175	2,997
General and administrative	4,818	4,772
Settlement of deferred acquisition payment	(600)	—
Amortization of other intangible assets	93	849

Total operating expenses	13,758	14,405

Operating income	1,294	743

Interest income	78	117
Interest expense	(13)	(40)

Income from operations before income taxes	1,359	820

Income tax expense	20	—

Net income	$1,339	$820

Basic net income per share	$0.08	$0.05

Shares used to compute basic net income per share	15,927	15,801

Diluted net income per share	$0.08	$0.05

Shares used to compute diluted net income per share	16,566	15,826

QRS CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP MEASURES OF PERFORMANCE

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
GAAP operating expenses	$13,758	$21,330	$14,405
Licensed technology	—	(1,750)	—
Restructuring expenses, R&D team consolidation(1)	—	(151)	—
Impairment loss	—	(6,333)	—
Settlement of deferred acquisition payment	600	—	—

Non-GAAP operating expenses	$14,358	$13,096	$14,405

GAAP operating income (loss)	1,294	$(5,829)	$743
Licensed technology	—	1,750	—
Restructuring expenses, R&D team consolidation(1)	—	151	—
Impairment loss	—	6,333	—
Settlement of deferred acquisition payment	(600)	—	—

Non-GAAP operating income	$694	$2,405	$743

GAAP net income (loss)	$1,339	$(5,850)	$820
Licensed technology	—	1,750	—
Restructuring expenses, R&D team consolidation(1)	—	151	—
Impairment loss	—	6,333	—
Settlement of deferred acquisition payment	(600)	—	—

Non-GAAP net income	$739	$2,384	$820

Non-GAAP diluted net income per share	$0.04	$0.14	$0.05

Shares used to compute non-GAAP diluted net income per share	16,566	16,642	15,826

GAAP operating income (loss)	1,294	$(5,829)	$743
Depreciation and amortization of property and equipment	1,222	1,218	1,128
Amortization of capitalized service and product development costs	570	509	258
Amortization of software licenses and other	—	290	419
Amortization of other intangible assets	93	795	849
Stock-based compensation	259	297	28
Licensed technology	—	1,750	—
Restructuring expenses, R&D team consolidation(1)	—	151	—
Impairment loss	—	6,333	—
Settlement of deferred acquisition payment	(600)	—	—

Adjusted EBITDA(2)	$2,838	$5,514	$3,425

(1)	Restructuring related to announcement on August 12, 2003 of the centralization of substantially all of the Company’s development team to its Richmond, California headquarters and the streamlining of other operations.
(2)	EBITDA is Earnings Before Interest, Taxes, Depreciation, and Amortization. Adjusted EBITDA further excludes stock-based compensation, licensed technology, restructuring expenses, impairment loss, and settlement of deferred acquisition payment.

We provide adjusted EBIDTA and non-GAAP operating expense, net income, and earnings per share data in the press release as additional information regarding our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be defined differently from adjusted EBITDA and non-GAAP operating expense, net income, and earnings per share measures used by other companies. We believe that this presentation of adjusted EBITDA and non-GAAP operating expense, net income, and earnings per share data provides useful information to investors regarding certain additional financial and business trends relating to our results of operations and our ability to produce revenue in a cost effective manner. Management uses this information as additional indicators of underlying financial and business trends. No tax benefit or expense associated with the adjustments was used in these calculations.

QRS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2004 and December 31, 2003

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$30,238	$31,419
Marketable securities available-for-sale	2,445	5,203
Accounts receivable—net of allowance for doubtful accounts of $811 at March 31, 2004 and $698 at December 31, 2003	15,794	15,426
Prepaid expenses and other	2,373	2,730

Total current assets	50,850	54,778

Property and equipment:
Furniture and fixtures	2,118	2,109
Equipment	16,965	16,489
Leasehold improvements	2,273	2,128

	21,356	20,726
Less accumulated depreciation and amortization	(14,267)	(13,045)

Total property and equipment	7,089	7,681

Restricted cash	3,560	—
Marketable securities available-for-sale	1,289	1,500
Capitalized service and product development costs—net of accumulated amortization of $8,977 at March 31, 2004 and $8,407 at December 31, 2003	7,227	6,206
Goodwill	830	830
Intangible assets—net of accumulated amortization of $6,576 at March 31, 2004 and $6,483 at December 31, 2003	411	504
Other assets	1,727	1,280

Total assets	$72,983	$72,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,281	$6,586
Accrued compensation	3,240	4,424
Accrued vacation	2,275	2,155
Deferred acquisition payment	1,900	2,500
Deferred revenue	2,559	2,733
Sublease loss accruals related to business restructuring	3,001	3,142
Other accrued liabilities	2,650	2,562
Current portion of note payable	—	284

Total current liabilities	23,906	24,386

Sublease loss accruals related to business restructuring	7,535	7,884
Deferred rent and other	1,434	2,036

Total liabilities	32,875	34,306

Stockholders’ equity:
Preferred stock: $.001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock: $.001 par value; 60,000,000 shares authorized; 16,161,994 shares issued and 15,928,263 shares outstanding at March 31, 2004 and 16,154,468 shares issued and 15,920,737 shares outstanding at December 31, 2003	255,298	254,973
Deferred compensation	(2,285)	(2,225)
Treasury stock: 233,731 shares at March 31, 2004 and December 31, 2003	(5,557)	(5,557)
Accumulated other comprehensive earnings (loss):
Unrealized gain on marketable securities available-for-sale	62	10
Cumulative translation adjustments	(214)	(193)
Accumulated deficit	(207,196)	(208,535)

Total stockholders’ equity	40,108	38,473

Total liabilities and stockholders’ equity	$72,983	$72,779

QRS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2004 and 2003

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$1,339	$820
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,222	1,128
Amortization of capitalized service and product development costs	570	258
Amortization of software licenses and other	—	419
Amortization of other intangible assets	93	849
Stock-based compensation	259	28
Provision for allowance for doubtful accounts	196	—
Changes in assets and liabilities:
Accounts receivable	(564)	27
Prepaid expenses and other	357	(698)
Other assets	71	—
Accounts payable	1,695	(1,978)
Accrued compensation	(1,184)	(2,443)
Accrued vacation	120	296
Deferred acquisition payment	(600)	—
Deferred revenue	(174)	206
Sublease loss accruals related to business restructuring	(490)	(712)
Other accrued liabilities	100	(294)
Deferred rent and other	(572)	126

Net cash provided by (used in) operating activities	2,438	(1,968)

Cash flows from investing activities:
Restricted cash	(3,560)	—
Sales and maturities of marketable securities available-for-sale	3,021	2,512
Purchases of marketable securities available-for-sale	—	(1,750)
Purchases of property and equipment	(630)	(885)
Capitalization of service and product development costs	(1,591)	(1,466)
Purchase of licensed technology	(518)	—
Other assets	—	660

Net cash used in investing activities	(3,278)	(929)

Cash flows from financing activities:
Exercise of stock options	6	—
Payments on note payable	(284)	(263)
Payments on capital lease obligations	(42)	(48)

Net cash used in financing activities	(320)	(311)

Effect of exchange rate on cash and cash equivalents	(21)	(11)

Net decrease in cash and cash equivalents	(1,181)	(3,219)
Cash and cash equivalents at beginning of period	31,419	35,358

Cash and cash equivalents at end of period	$30,238	$32,139

Cash paid for:
Taxes	$62	$34
Interest	$10	$34
Noncash investing and financing activities:
Property and equipment acquired through capital lease	$—	$397
Fair value of restricted stock awarded	$299	$210